                                                                    EXHIBIT 12.1


                         AMERICA WEST AIRLINES, INC.


              Computation of Ratio of Earnings to Fixed Charges

           (in thousands except ratio of earnings to fixed charges)


                                             Reorganized Company
                          --------------------------------------------------------
                           Nine Months   Nine Months                  Period From
                              Ended        Ended         Year Ended   August 26 to
                          September 30,  September 30,  December 31   December 31,
                              1995           1995           1994          1994

Computation of Earnings:
Income (loss) before
    income taxes and
    extraordinary item
                             $ 17,690      $ 95,278       $108,378      $19,736

Add:
    Interest expense
    including
    amortization of
    debt expense               35,227        45,870         59,418       22,827
Interest portion of
    rent expense               68,828        62,430         83,680       26,879
                             --------      --------       --------      -------
Income (loss), as adjusted   $121,745      $203,578       $251,476      $69,442
                             ========      ========       ========      =======

Computation of Fixed
    Charges:
Interest expense
    including
    amortization of
    debt expense             $ 35,227      $ 45,870       $ 59,418      $22,827
Interest portion of
    rent expense               68,828        62,430         83,680       26,879
Capitalized interest            2,404         2,044          2,666          621
                             --------      --------       --------      -------
Fixed charges                $106,459      $110,344       $145,764      $50,327
                             ========      ========       ========      =======

Ratio of earnings to             1.14          1.84           1.73         1.38
    fixed charges


                                          Predecessor Company
                           -----------------------------------------------
                            Period From
                           January 1 to       Year Ended December 31,
                             August 25,  ---------------------------------
                                1994          1993        1992       1991

Computation of Earnings:
Income (loss) before
    income taxes and
    extraordinary item
                            $(201,209)      $ 37,924   $(131,761)  $(222,016)

Add:
    Interest expense
    including
    amortization of
    debt expense               34,038         54,252      55,886      63,991
Interest portion of
    rent expense               51,538         81,795     102,314     106,414
                            ---------       --------   ---------   ---------
Income (loss), as adjusted  $(115,633)      $173,971   $  26,439   $ (51,611)
                            =========       ========   =========   =========

Computation of Fixed
    Charges:
Interest expense
    including
    amortization of
    debt expense            $  34,038       $ 54,252   $  55,886   $  63,991
Interest portion of
    rent expense               51,538         81,795     102,314     106,414
Capitalized interest              -              -           -         6,664
                            ---------       --------   ---------   ---------
Fixed charges               $  85,576       $136,047   $ 158,200   $ 177,069
                            =========       ========   =========   =========

Ratio of earnings to              (*)           1.28         (*)         (*)
    fixed charges



(*) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and extraordinary item plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and captalized interest. For the period ended August 25, 1994 earnings were insufficient to cover fixed charges by $201.2 million. For the years ended December 31, 1992 and 1991 earnings were insufficient to cover fixed charges by $131.8 million and $228.7 million, respectively.